Exhibit 99.1

inChord Communications, Inc. and Subsidiaries

Consolidated Financial Statements as of September 30, 2005 (Unaudited), December 31, 2004 and 2003, and for the Nine Month Periods Ended September 30, 2005 and 2004 (Unaudited) and Each of the Three Years in the Period Ended December 31, 2004, and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders
inChord Communications, Inc.
Columbus, Ohio

We have audited the accompanying consolidated balance sheets of inChord Communications, Inc. and its subsidiaries (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of inChord Communications, Inc. and its subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

May 26, 2005, except as to Note 10,
which is December 21, 2005

INCHORD COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2005 (UNAUDITED) AND DECEMBER 31, 2004 AND 2003

	(Unaudited)September 30,
	2005	December 31,
ASSETS		2004	2003

CURRENT ASSETS:
Cash and cash equivalents	$7,438,403	$5,623,392	$4,715,885
Restricted Cash	57,621
Accounts receivable:
Trade, net of allowance of $1,578,783, $0,	32,936,457	32,299,692	27,866,563
and $442,955 at September 30, 2005,
December 31, 2004 and 2003, respectively
Employees, officers and shareholders receivable	4,497,178	554,862	914,920
Miscellaneous receivable	300,727	519,355	192,214
Work in progress	14,002,370	11,813,907	8,390,322
Prepaid insurance	19,662	446,512	173,402
Prepaid expenses	272,318	583,971	583,120
Prepaid rent	97,071	104,547	92,374

Total current assets	59,621,807	51,946,238	42,928,800

PROPERTY AND EQUIPMENT:
Leasehold improvements	3,395,236	3,251,389	2,272,537
Equipment	1,097,174	1,029,642	1,413,462
Furniture and fixtures	657,198	607,355	754,514
Motor vehicles	49,100	49,831	12,364

Total property and equipment	5,198,708	4,938,217	4,452,877

Less accumulated depreciation	(2,515,192)	(2,030,554)	(2,067,946)

Net property and equipment	2,683,516	2,907,663	2,384,931

OTHER ASSETS:
Equity Investments	5,209,260	572,033	368,717
Goodwill	1,329,983	1,360,498
Intangibles—net of amortization	101,997	167,342	261,623
Other	555,205	716,054	502,629

Total other assets	7,196,445	2,815,927	1,132,969

TOTAL	$69,501,768	$57,669,828	$46,446,700

INCHORD COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2005 (UNAUDITED) AND DECEMBER 31, 2004 AND 2003

	(Unaudited)
	September 30,	December 31,
LIABILITIES AND STOCKHOLDERS' EQUITY	2005	2004	2003

CURRENT LIABILITIES:
Current portion of deferred compensation	$2,335,817	$490,358	$510,438
Current portion of notes payable	26,132	143,727	143,727
Notes payable - shareholders			511,239
Accounts payable	4,808,258	1,333,136	1,294,838
Accrued wages	5,327,809	4,166,527	3,932,357
Accrued expenses	7,607,823	5,011,073	1,939,764
Unearned income	24,322,577	25,695,177	20,551,496
Accrued taxes (other than payroll)	557,353	40,620	18,515

Total current liabilities	44,985,769	36,880,618	28,902,374

LONG-TERM LIABILITIES—Excluding current portion:
Deferred compensation	7,856,190	662,285	1,152,641
Notes payable			156,793

Total long-term liabilities	7,856,190	662,285	1,309,434

Total liabilities	52,841,959	37,542,903	30,211,808

MINORITY INTERESTS:
Minority interest in CHS	902,232	861,188	641,954
Minority interest in TSP	15,002	156,249	183,332

Total minority interests	917,234	1,017,437	825,286

STOCKHOLDERS’ EQUITY:
Common stock without par value, 1,100,000 shares
authorized, shares issued: 1,049,388;
shares outstanding: 1,046,688	15,950,998	15,950,998	15,950,998
Treasury stock (2,700 shares)	(3,511,407)	(3,511,407)	(3,511,407)
Retained earnings	6,934,159	10,339,033	5,956,136
Less: owners’ notes receivable	(3,631,175)	(3,669,136)	(2,986,121)

Total stockholders’ equity	15,742,575	19,109,488	15,409,606

TOTAL	$69,501,768	$57,669,828	$46,446,700

See notes to consolidated financial statements.                                                                         (Concluded)

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INCHORD COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)
AND FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

	(Unaudited)
	Nine Months Ended
	September 30,

	2005	2004	2004	2003	2002
REVENUE:
Time and production	$45,002,783	$41,504,613	$52,486,593	$41,515,575	$27,629,861
Retainers	38,363,228	30,358,147	41,121,890	44,517,673	45,551,007
Other income	788,897	1,041,571	1,491,976	1,351,109	1,072,660
Reimbursable expenses and media	54,562,277	44,031,023	56,175,885	42,565,284	43,829,365

Total revenue	138,717,185	116,935,354	151,276,344	129,949,641	118,082,893

COST OF REVENUE:
Reimbursable expenses and media	57,027,333	46,626,819	56,968,575	42,529,344	39,439,619

Total cost of revenue	57,027,333	46,626,819	56,968,575	42,529,344	39,439,619

GROSS PROFIT	81,689,852	70,308,535	94,307,769	87,420,297	78,643,274

GENERAL AND ADMINISTRATIVE EXPENSES:
Payroll, taxes and benefits	60,207,826	46,411,829	62,072,243	53,830,211	50,408,730
Occupancy	2,808,675	3,241,632	4,537,557	4,009,688	3,927,235
Operating expenses	13,854,146	12,398,587	18,627,061	15,743,910	12,974,650

Total general and administrative expenses	76,870,647	62,052,048	85,236,861	73,583,809	67,310,615

INCOME FROM OPERATIONS	4,819,205	8,256,487	9,070,908	13,836,488	11,332,659

OTHER INCOME (EXPENSE):
Interest expense	(17,200)	(61,335)	(72,752)	(54,419)	(182,991)
Interest income	231,567	171,676	248,640	135,498	63,636
Loss on disposal of assets	(261,695)	(66,237)	(75,175)	(3,282)	(43,797)

Total other income	(47,328)	44,104	100,713	77,797	(163,152)

INCOME BEFORE INCOME TAXES, MINORITY
INTERESTS AND EQUITY EARNINGS	4,771,877	8,300,591	9,171,621	13,914,285	11,169,507

(BENEFIT) PROVISION FOR INCOME TAXES	120,091	(8,441)	(5,034)	74,989	(123,654)

INCOME BEFORE MINORITY INTERESTS
AND EQUITY EARNINGS	4,651,786	8,309,032	9,176,655	13,839,296	11,293,161

MINORITY INTEREST IN CHS	(577,935)	(1,425,967)	(1,190,253)	(991,820)	(754,595)

MINORITY INTEREST IN TSP	(705,811)	(895,542)	(1,144,519)	(1,409,385)	(153,943)

EQUITY EARNINGS IN INVESTMENTS	78,694	110,205	157,825	127,595	152,124

INCOME BEFORE CHANGE IN ACCOUNTING
PRINCIPLE	3,446,734	6,097,728	6,999,708	11,565,686	10,536,747

CHANGE IN ACCOUNTING PRINCIPLE					81,459

NET INCOME	$3,446,734	$6,097,728	$6,999,708	$11,565,686	$10,618,206

See notes to consolidated financial statements.

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INCHORD COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
NINE MONTHS ENDED SEPTEMBER 30, 2005 (UNAUDITED) AND
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

BALANCE—January 1, 2002	$1,118,564
Net income	10,618,206
Cash distributions	(8,231,183)
BALANCE—December 31, 2002	3,505,587
Net income	11,565,686
Cash distributions	(9,115,137)
BALANCE—December 31, 2003	5,956,136
Net income	6,999,708
Cash distributions	(2,616,811)
BALANCE—December 31, 2004	$10,339,033
Net income (unaudited)	3,446,734
Cash distributions (unaudited)	(6,851,608)
BALANCE—September 30, 2005 (unaudited)	$6,934,159

See notes to consolidated financial statements.

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INCHORD COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED) AND
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

	(Unaudited)
	Nine Months Ended
	September 30,
	2005		2004		2004		2003		2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,446,734		$6,097,728		$6,999,708		$11,565,686		10,618,206
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	568,964		505,020		677,600		842,711		683,396
Loss on disposal of assets	2,494		66,237		75,175		3,282		43,797
Earnings of equity investments	(78,694)		(110,205)		(157,825)		(127,595)		(152,124)
Minority interest in income of CHS	577,935		1,425,967		1,190,253		991,820		754,595
Minority interest in income of TSP	705,812		895,542		1,144,519		1,409,385		153,943
Cumulative effect of change in accounting principle									(81,459)
Deferred compensation	9,426,140						1,042,898		2,704,388
Minority interest of Blue Diesel purchased									312,358
Changes in assets and liabilities:
Accounts receivable	(360,453)		1,505,403		(4,444,614)		(3,979,126)		(530,287)
Work in progress	(2,188,463)		(5,184,505)		(3,350,359)		(2,668,508)		(1,805,537)
Prepaid expenses	745,979		531,084		(190,767)		470,772		(366,358)
Other assets	160,849		(8,771)		43,975		(68,131)		(11,048)
Deferred compensation	(386,776)		(228,372)		(510,436)		645,818
Accounts payable	3,475,122		3,351,853		6,315		(633,921)		49,823
Accrued wages	1,161,282		438,807		145,352		(1,783,087)		2,008,124
Unearned income	(1,372,600)		3,344,221		5,063,068		3,012,879		3,291,825
Other liabilities	(886,517)		(589,040)		1,872,090		2,176,059		(712,049)

Net cash provided by operating activities	14,997,808		12,040,969		8,564,054		12,900,942		16,961,593

CASH FLOWS FROM INVESTING ACTIVITIES:
Buyout of Blue Diesel minority interest									(145,000)
Increase in restricted cash	(57,621)
Increase in intangibles	30,515						(10,000)
Increase in equity investments	(4,558,533)		70,259		(45,491)		26,209		274,220
Proceeds from sale of fixed assets					7,661				37,917
Purchase of fixed assets	(281,966)		(49,488)		(355,121)		(136,270)
Acquisition of Junction 11					(1,664,356)				(654,837)

Net cash used in investing activities	(4,867,605)		20,771		(2,057,307)		(120,061)		(487,700)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of loan from stockholder									(1,516,732)
Principal payments on notes payable and long-term debt	(117,595)		(117,595)		(156,793)		(156,794)		(280,125)
Payment for stock redemption									(7,287,184)
(Increase) decrease in owners’ notes receivable	37,961		(644,504)		(683,015)		(2,986,121)
Distributions to minority interests in affiliated partnerships	(1,383,950)		(1,833,637)		(2,142,621)		(1,882,973)		(1,254,330)
Distributions paid to stockholders	(6,851,608)		(2,605,310)		(2,616,811)		(9,115,137)		(8,231,183)

Cash used in financing activities	(8,315,192)		(5,201,046)		(5,599,240)		(14,141,025)		(18,569,554)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,815,011		6,860,694		907,507		(1,360,144)		(2,095,661)

CASH AND CASH EQUIVALENTS—Beginning of period	5,623,392		4,715,885		4,715,885		6,076,029		8,171,690

CASH AND CASH EQUIVALENTS—End of period	$7,438,403		$11,576,579		$5,623,392		$4,715,885		$6,076,029

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS AND
NON-CASH INVESTING ACTIVITIES:
Interest paid	$55,552		$72,752		$72,752		$54,419		$182,991

Income taxes (refunded) paid	$120,091		$(5,034)		$(5,034)		$74,989		$61,400

Stock issued to employees under growth equity plan		$	$			$	$ 8,028,983	$

Leasehold improvements paid for by lessor		$	$ 710,085		$710,085			$	$

Acquisition accrued liabilities and shareholder receivables	$4,000,000			$	$			$	$

Conversion of trade receivable to equity investment		$	$ 257,400		$257,400			$	$

See notes to consolidated financial statements.

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INCHORD COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED) AND FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2004

1.	SIGNIFICANT ACCOUNTING POLICIES

Organization and Operations—inChord Communications, Inc. (“inChord” or the “Company”) was incorporated July 19, 1977 under the name Gerbig, Snell/Weisheimer & Associates, Inc. and under the laws of the State of Ohio for the purpose of providing advertising, marketing and public relations services. In July 2001, Gerbig, Snell/Weisheimer & Associates, Inc. changed its name to inChord Communications, Inc. and transferred the assets and liabilities pertaining solely to the advertising agency (now renamed Gerbig, Snell/Weisheimer Advertising, LLC) to a newly formed, single-member Ohio Limited Liability Company, with inChord as its sole member (“GSW Advertising”).

On July 21, 1997 inChord entered into an agreement to form Next Generation Digital Advertising, LLC, an Ohio Limited Liability Company. On August 24, 1999, Next Generation Digital Advertising, LLC filed an amendment to its Articles of Organization to change its name to NGDA Interactive Communications, LLC. On February 12, 2001, NGDA Interactive Communications, LLC filed an amendment to its Articles of Organization to change its name to Blue Diesel, LLC (“Blue Diesel”). inChord contributed start-up capital in exchange for 60 of the 100 total issued and outstanding units in Blue Diesel. The purchase method was used to account for the acquisition, and the results of operations for Blue Diesel have been included in the Company’s consolidated statements of income since the date of the acquisition. On December 31, 2002, inChord purchased the 40 minority units for $145,000, giving inChord 100% ownership as of December 31, 2002. Blue Diesel, is engaged in the business of providing general computer software programming services, Internet and Intranet design services and related computer advertising services.

On December 14, 1998, inChord entered into an agreement to form Creative Healthcare Solutions, LLC, an Ohio Limited Liability Company (“CHS”). inChord contributed start-up capital in exchange for 200 of the 300 total issued and outstanding units in CHS. The purchase method was used to account for the acquisition, and the results of operations for CHS have been included in the Company’s consolidated statements of income since the date of the acquisition. CHS is engaged in the business of providing healthcare marketing consulting services and (through its Palio Communications division) providing advertising, marketing and public relations services. CHS maintains offices in New York and Arizona.

On July 20, 1999, inChord formed GSW Capital LLC (“GSW Capital”), organized as a single member Ohio Limited Liability Company, with inChord as its sole member. GSW Capital entered into an agreement on July 28, 1999, to form Olde Worthington Road LLC, an Ohio Limited Liability Company. GSW Capital contributed $260,000 for 50% ownership in Olde Worthington Road LLC and received a reimbursement of $25,000. Olde Worthington Road LLC owns and operates the office building which currently serves as the Company’s headquarters facility in Westerville, Ohio.

On November 1, 1999, inChord formed inChord Limited (formerly known as GSWA Limited) as a private limited company with the Registrar of Companies for England and Wales. inChord contributed £1,000 for the entire 1,000 issued and outstanding shares of inChord Limited. inChord Limited’s UK office—originally located in Cambridge—moved to London in July 2001. This office was opened for the purpose of providing advertising, marketing and public relations services to clients throughout Europe. On November 25, 2004, for £919,483 or approximately $1,664,000, inChord Limited purchased substantially all of the operating assets of an existing England-based advertising agency, Junction 11. The majority of the purchase price (approximately $1.3 million) was allocated to goodwill. The purchase method was used to account for the acquisition and the results of operations for Junction 11 have been included in the Company’s consolidated statements of operations from the effective date of the acquisition. inChord Ltd. operates as one combined agency today (doing business as “GSW/Junction 11” under the formal legal entity of inChord Limited) and operates out of inChord Limited’s London location.

On October 16, 2000, inChord formed S.G. Madison & Associates, LLC (“S.G. Madison”) as a single member Ohio Limited Liability Company, with inChord as its sole member. S.G. Madison entered into an agreement on December 1, 2000 to purchase substantially all of the assets of S.G. Madison & Associates, Inc., Goldstar Productions, Inc., and Freeport Travel Services, Inc. (all incorporated in Texas) for $1,300,000. The purchase method was used to account for the acquisition, and the results of operations for S.G. Madison have been included in the consolidated statements of operations of inChord and its subsidiaries (the “Company”) since the date of the acquisition. S.G. Madison, rebranded as “Cadent Medical Communications” in 2003, is primarily engaged in the business of providing oncology and immunology educational and communications programs for healthcare professionals. The name was formally changed in 2004 to Cadent Medical Communications, LLC (“Cadent”) and a new entity, The Center for Biomedical Continuing Education, LLC (the “CBCE”), was formed to separate Cadent’s medical education practice into its own legal entity.

On December 11, 2000, the Company formed Taylor Search Partners, LLC, an Ohio Limited Liability Company (“TSP”), and an Operating Agreement was entered into with four other individual members effective January 1, 2001. The Company contributed $400,000 as its original capital contribution to TSP for a 51% interest in the 100 member units issued and outstanding. The TSP Operating Agreement provides that the Company will provide working capital advances up to $500,000 (bearing interest at a variable rate equal to inChord’s Line of Credit interest rate) for five years following January 1, 2001. In October 2003, inChord’s ownership in TSP increased to 53% with the departure of one of TSP’s minority members. TSP is engaged in the business of executive search and recruiting, specializing in placements for healthcare marketing and interactive computer advertising and applications.

On April 30, 2001, inChord formed Health Process Management LLC (“HPM”), organized as a single member Ohio Limited Liability Company, with inChord as its sole member. HPM is a data analytics firm that specializes in providing analysis and data modeling of pharmaceutical products to interested clients. Based in Doylestown, Pennsylvania, HPM functions primarily as a consulting firm. Effective November 2004, inChord opted to close operations of HPM to focus on its core pharmaceutical advertising business.

In 2002, inChord formed Y Brand Outlook LLC (“Y Brand”) organized as a single member Ohio Limited Liability Company, with inChord as its sole member. Y Brand, located in midtown Manhattan, New York, is a specialized consulting group providing fundamentally inspired branding solutions for products, product science and technologies, therapeutic franchises and corporations.

In December 2003, inChord contributed $50,000 for a 50% ownership in RxPedite, LLC, a service organization that outsources pharmaceutical commercialization services to its members. The other 50% member is a related party to the Company.

In May 2004, the Company formed Stonefly Communications Group, LLC (“Stonefly”) organized as a single member Ohio Limited Liability Company with inChord Communications, Inc. as its sole member. Stonefly, located at inChord’s headquarters in Westerville, Ohio, was formed for the purpose of conducting advertising, marketing, and public relations services.

In October 2004, the Company formed The Navicor Group, LLC (“Navicor”) organized as a single member Ohio Limited Liability Company with inChord Communications, Inc. as its sole member. Navicor, located at inChord’s headquarters in Westerville, Ohio, specializes in oncology expertise and was formed for the purpose of conducting advertising, marketing, and public relations services primarily to pharmaceutical clients. Operations began on January 1, 2005.

As discussed in Note 10, 100% of the Company’s stock was acquired by Ventiv Health, Inc. (“Ventiv”) in October, 2005.

Principles of Consolidation—The Company’s consolidated financial statements include the accounts of: inChord; inChord’s 66.67% owned subsidiary, CHS (which includes Palio Communications and Creative Healthcare Solutions); inChord’s 53% owned subsidiary, TSP, and inChord’s wholly owned subsidiaries: Blue Diesel, GSW Capital, inChord Limited, GSW Advertising, Cadent, the CBCE, HPM, Y Brand and Stonefly. All intercompany transactions have been eliminated in consolidation.

Investments— In October 2004, the Company purchased a 15% ownership interest in Heart Reklambyra AB (“Heart”), an advertising agency located in Sweden for SEK 850,000 (approximately $114,000).

In January 2005, the Company purchased a 44% ownership interest in Angela Liedler GmbH (“Liedler”), a service provider of communication and marketing tools for technical, medical and pharmaceutical products, located in Germany, for EUR 3,250,000 (approximately $4,346,000). The investment will be accounted for using the equity method of accounting.

inChord accounts for its investments in Olde Worthington Road, LLC, RxPedite, LLC, Heart and Liedler, using the equity method of accounting.

Condensed financial information for Olde Worthington Road, LLC as of and for the nine month period ended September 30, 2005 and 2004 and as of and for the years ended December 31, 2004, 2003 and 2002 is as follows:

	(Unaudited)
	9/30/2005	9/30/2004	12/31/2005	12/31/2003	12/31/2002

Investment property	$7,011,512	$7,180,282	$7,138,087	$7,306,858	$7,475,628
Other assets	705,410	590,826	824,535	694,556	525,807

Total assets	$7,716,922	$7,771,108	$7,962,622	$8,001,414	$8,001,435

Liabilities	$6,790,435	$6,779,473	$6,928,448	$6,941,121	$6,996,332
Members' equity	926,487	991,635	1,034,174	1,060,293	1,005,103

Total liabilities and members' equity	$7,716,922	$7,771,108	$7,962,622	$8,001,414	$8,001,435

Revenues	$1,118,954	$1,118,463	$1,476,997	$1,440,509	$1,489,444

Net income	$212,313	$251,343	$293,881	$255,190	$304,248

Condensed financial information for Angela Liedler GmbH, as of and for the nine month period ending September 30, 2005 is as follows:

9/30/2005
Current Assets	$2,773,766
Fixed Assets	370,693
Shares in affiliated companies	110,686

Total assets	$3,255,145

Liabilities	$1,767,387
Members' equity	1,487,758

Total liabilities and members' equity	$3,255,145

Revenues	$8,813,252

Net income	$1,230,783

Revenue and Cost Recognition—Revenues are generated from retainers, time and production billings, reimbursable client advertising and reimbursable expenses. Retainer revenue is recognized under the percentage-of-completion method, by relating the actual hours of work performed to date to the current estimated total hours of the respective projects. Any anticipated losses on projects are recognized when such losses are anticipated. During 2004 the Company modified it expected revenues from a major customer and recorded an approximate $2.9 million reduction to revenues. Time and production billings are billed as incurred for actual time and expenses. Where appropriate for its meeting and event services business, the Company uses either the completed contract method or bases revenue recognition on defined milestones, depending on the terms of the specific contracts. Reimbursable expenses are the cost of outside purchases billed back to the client. Revenues are recognized when billed for time and production billings and reimbursable expenses. Such revenue is recognized in accordance with Emerging Issues Task Force (“EITF”) EITF Issue 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent and EITF Issue 01-14, Income Statement Characterization of Reimbursements Received for “Out-of-Pocket’ Expenses Incurred dependent upon the facts and circumstances of the client and vendor arrangements.

Cost of revenues is comprised of client advertising costs, reimbursable expenses and client merchandise. Other major expenses of the Company include payroll, payroll taxes, employee benefits, occupancy costs and other operating expenses.

Work in process represents client reimbursable expenses for projects that have not been completed and billed. Unearned income represents billings in excess of revenues earned.

Included in trade receivables at September 30, 2005, December 31, 2004 and 2003 is $10,498,521, $7,641,915 and $5,781,864 of accrued receivables for services rendered that have not yet been billed to the Company’s customers.

Cash and Cash Equivalents—The Company considers all highly liquid debt instruments purchased with a maturity of three months or less and certificates of deposit to be cash equivalents.

The Company maintains its cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits.

The Company maintains a restricted cash balance to cover certain healthcare costs.

Allowance for Doubtful Accounts—The Company uses the specific identification method when determining additions to the allowance. At September 30, 2005, the Company reserved approximately $1.6 million related to doubtful collection of a trade receivable.

Depreciation—Property and equipment are stated at cost. Maintenance and repairs are expensed in the period incurred. Leasehold improvements on leases that expire in the near term are expensed as incurred. For the years ended December 31, 2004, 2003 and 2002 and the nine month periods ended September 30, 2005 and 2004, depreciation is reported using the straight-line method over the useful lives of individual assets. Prior to that, the Company used the applicable Federal income tax methods; primarily the accelerated cost recovery system (“ACRS”) and modified accelerated cost recovery systems (“MACRS") instead of the straight-line method over the estimated useful lives of individual assets. The Company reported a cumulative effect of a change in accounting principle of $81,459 in 2002 related to the change in depreciation methods . Estimated lives are as follows:

Equipment	3-7 years
Furniture and fixtures	7 years
Motor Vehicles	5 years
Leasehold improvements	Lease period or shorter useful life

Asset Impairments—Annually, or more frequently if events or circumstances change, a determination is made by management to ascertain whether property and equipment, goodwill and other intangibles have been impaired based on the sum of expected future undiscounted cash flows from operating activities. If the estimated net cash flows are less than the carrying amount of such assets, the Company will recognize an impairment loss in an amount necessary to write down the assets to a fair value. Based on its most recent analysis, the Company believes that such assets are not impaired.

Income Taxes—On January 1, 1996, the stockholders of inChord elected to have inChord be subject to the provisions of Subchapter S of the Internal Revenue Code. Consequently, the accompanying consolidated statements do not reflect Federal and State income tax expense because all income taxes are the responsibility of the individual stockholders. Local taxes are paid by the Company.

CHS and TSP are majority owned Limited Liability Companies and are treated as partnerships for Federal income tax purposes. Therefore, the accompanying consolidated financial statements do not reflect Federal and State income tax expense for CHS and TSP because all income taxes are the responsibility of the individual members. Because inChord is a Subchapter S entity, its share of the taxable income of these entities is the responsibility of inChord’s individual stockholders. Local taxes, if applicable, are paid by the Limited Liability Companies.

Blue Diesel, GSW Capital, inChord Limited, GSW Advertising, Cadent, the CBCE, HPM, Y Brand and Stonefly are wholly owned, single member Limited Liability Companies. Income taxes are reported with inChord and are the responsibility of the individual stockholders. Local taxes, if applicable, are paid by the Company.

Advertising Costs—The Company expenses all advertising costs, including direct response advertising costs, as they are incurred. Advertising expense was $347,760, $453,796, $559,837, $673,280, and $403,611 for the nine month periods ended September 30, 2005 and 2004, and the years ended 2004, 2003 and 2002, respectively.

Management Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from these estimates.

Commitments and Contingencies—The Company is involved in various claims and legal proceedings arising from the normal course of business. While the ultimate liability, if any, from these proceedings is presently indeterminable, in the opinion of management, these matters should not have a material adverse effect on the consolidated financial statements of the Company.

Recently Issued Financial Accounting Standards — In 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation 46R (“FIN 46R”), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (“ARB”) No. 51. FIN 46R addresses consolidation by business enterprises of certain variable interest entities (“VIEs”) and is effective for VIEs created after December 31, 2003 in 2004 and for the first annual period in 2005 for entities created prior to December 31, 2003. FIN 46R also requires disclosures about VIEs that the Company is not required to consolidate but in which it has significant variable interest. The Company is still determining the impact, if any, the adoption of this pronouncement will have on the Company’s consolidated financial statements.

In December 2004, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment, which supersedes Accounting Principle Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and SFAS No. 123, Accounting for Stock-Based Compensation. This pronouncement eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25 and requires share-based compensation to employees, including employee stock options and similar awards, to be measured at their fair value on the awards’ grant date using either the Black-Scholes or a binomial option-pricing model. The value of the awards is recognized as compensation expense in the statement of operations over the vesting period of the awards. SFAS No. 123R is effective for the beginning of the first fiscal year after December 15, 2005. Management is currently evaluating the impact the adoption of this accounting standard will have on its consolidated financial statements.

Basis of Presentation—The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, except the unaudited consolidated financial statements do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. However, in the opinion of the Company, all adjustments (consisting of normal recurring accruals) considered necessary to present fairly the consolidated financial statements have been included. The results of operations for the nine months ended September 30, 2005 are not necessarily indicative of the results to be expected for the year ending December 31, 2005.

Reclassifications—Certain reclassifications have been made to the historical consolidated financial statements to conform to the 2004 presentation.

2.	INTANGIBLES AND GOODWILL

Intangibles are presented at their net book value of $101,997, $167,342 and $261,623 as of September 30, 2005, and December 31, 2004 and 2003, respectively. Intangibles consist of a Covenant not to Compete from the Cadent acquisition, inChord Limited goodwill, and the Palio website address rights. On December 31, 2002, the Company entered into an amendment to the Non-Compete Agreement related to the Cadent acquisition which expires on December 31, 2006. Beginning on January 1, 2003, the Company began amortizing the asset related to the Non-Compete Agreement over the remaining four years. Accumulated amortization for intangible assets at September, 30, 2005, December 31, 2004 and 2003 was $292,886, $227,542 and $146,601, respectively. Amortization expense was $65,345, $65,345, $94,281, $86,959 and $26,400 for the nine month period end September 30, 2005 and 2004, and the years ended December 31, 2004, 2003 and 2002, respectively. The Company, in 2004, also recorded approximately $1.3 million of goodwill related to the Junction 11 purchase which is not being amortized in accordance with SFAS No. 142, Goodwill and Other Intangible Assets.

Estimated future amortization expense is as follows:

December 31, 2004
Year
2005	$84,656
2006	77,657
2007	667
2008	667
2009	667

September 30, 2005
Year
2005	$19,311
2006	77,657
2007	667
2008	667
2009	667

3.	NOTES PAYABLE

The note payable (principal balance $26,132, $143,727 and $300,520 at September 30, 2005, December 31, 2004 and 2003, respectively) bears interest at a variable rate of 1.50% plus the one month LIBOR rate (total of 5.4%, 3.9% and 2.62% at September 30, 2005, December 31, 2004 and 2003, respectively). Principal payments of $13,066 plus interest are paid monthly through December 31, 2005, the date of maturity.

The Company has available a $6,000,000 Secured Revolving Credit and Loan Agreement (Agreement) maturing June 15, 2006 with a variable interest rate of, at the Company’s option, the one, two, three or six month LIBOR rate or the Prime Rate minus ¾%, collateralized by the Company’s assets. This line of credit provides short-term financing for operations. No amounts were outstanding at September 30, 2005, December 31, 2004 and 2003, but standby letters of credit totaling approximately $739,000 were issued under the Agreement at September 30, 2005 and December 31, 2004.

4.	EMPLOYEE BENEFIT PLANS

Company employees are covered by the inChord Communications, Inc. Savings Plan (the “Plan”). All employees over 21 years of age that work at least 1,000 hours per year are eligible to participate in the Plan. Eligible employees may contribute up to 15% of their eligible compensation. The Plan also allows for discretionary Company matching contributions based on length of service with the Company, up to a maximum of 6% of an employee’s eligible compensation. The employer’s matching percentages are as follows:

Company Match of Pre-tax Contributions up to 6% of
Eligible Compensation

1st year of employment	30%
2nd year of employment	40%
3rd year of employment	50%

Total expense for the Plan for the nine month periods ended September 30, 2005 and 2004 and the years ended December 31, 2004, 2003 and 2002 was $762,311, $693,57, $848,119, $682,305 and $663,431, respectively.

In December of 1998, the Board of Directors of the Company approved the Gerbig, Snell/Weisheimer & Associates, Inc. Group Key Employees Equity Value Growth Share Plan (“Growth Share Plan”) with an effective date of January 1, 1999. The Growth Share Plan rewarded key employees with cash or Company stock based on set percentages of the growth in gross profit of the Company from year to year, as determined by the Board. The Growth Share Plan consisted of both annual cash bonus and deferred compensation components. The cash bonus component was paid out each year, following the end of the Company’s fiscal year. The deferred compensation component was payable in equal annual (or more frequent) installments over a ten year period or, at the Board’s discretion, in the form of Company stock following the December 31, 2002 Growth Share Plan completion date. The Company’s net contribution to the Growth Share Plan for the year ended December 31, 2002 was $2,692,325 (net of Growth Share Plan forfeitures of $240,989). The value of the deferred compensation related to the Plan at December 31, 2002 was $7,486,360. Effective May 27, 2003, inChord adjusted its base value to award additional shares to two Growth Share Plan participants. This change resulted in $1,042,898 of additional expense to the Company. On June 4, 2003, the Company exercised a dual option to pay this liability: $8,028,983 of stock was issued to its Growth Share Plan participants, and the majority of the remaining deferred compensation of $432,846 is payable in ten equal annual installments. The outstanding balance at period ended September 30, 2005, December 31, 2004 and 2003 is $271,468, $304,581 and $342,654, respectively.

In connection with the Growth Share Plan, the Company loaned amounts to employees to pay taxes on the stock issued (as described above) in exchange for notes receivable. The notes are full recourse promissory notes bearing interest at the prime rate of 4.25% as of the date of the note if paid prior to the maturity date or at the prime rate in effect at maturity or default plus 2% and are collateralized by the inChord stock issued. The notes are due on demand by inChord, at its sole and absolute discretion.

The Company’s 2001 Key Personnel Stock Appreciation Rights (“SAR”) Plan allows the Board of Directors to grant SAR shares through April 6, 2011. Currently, there is no maximum number of shares that can be granted under the SAR Plan. A SAR share is designed to permit the holders to participate in incremental appreciation in the value of the Company’s stock. Upon occurrence of a payment event, as defined, the Company shall pay the appreciation of vested SAR shares either in (1) cash without interest, (2) partially in cash and partially in shares of the Company’s stock, or (3) entirely in shares of the Company’s stock. SARs granted in 2001 vest 50% on January 1, 2004 and 50% on January 1, 2005. SARs granted in 2002 vest 50% on January 1, 2005 and 50% on January 1, 2006. SARs granted in 2003 vest 50% on January 1, 2006 and 50% on January 1, 2007.

		December 31,
	September 30, 2005	2004	2003
Outstanding SAR shares	46,482	43,253	28,507
SAR Price	$212-$250	$212-$250	$216-$250

At September 30, 2005, the Company's Board of Directors approved a SAR share valuation which resulted in a total liability of $1,925,820 recorded at September 30, 2005. Pursuant to the Plan document, prior to the purchase transaction (See Note 10), this liability was paid to the holders on October 4, 2005.

No compensation expense was accrued at December 31, 2004 and 2003 because the SAR price per share exceeds the fair value price per share at each respective period.

5.	EMPLOYMENT AGREEMENT AND DEFERRED COMPENSATION

In July 1998, the Company entered into a separation agreement with a former stockholder. The agreement includes a deferred compensation agreement that requires $724,109 to be paid to the former stockholder in equal monthly installments of $8,620 over 84 months. The liability was paid in full during 2005. The present value of the Company’s remaining obligation (discounted at 20%) under this agreement, included in deferred compensation, was $56,510 and $133,100 at December 31, 2004 and 2003, respectively.

On December 1, 2000, Cadent (formerly S.G. Madison) entered into an employment/consulting agreement with Stephen G. Madison. Under the terms of this agreement, Mr. Madison was employed by Cadent through December 31, 2003 (the “Madison Employment Term”) and was to serve as a consultant to Cadent thereafter through December 31, 2006 (the “Madison Consulting Term”). During the Madison Employment Term, Mr. Madison was eligible to receive an annual base salary of $360,000 and an annual performance bonus (the “Madison Performance Bonus”) equal to: (a) 100% of the first $400,000 of S.G. Madison’s earnings before taxes (“Madison EBT”); plus (b) 30% of Madison’s EBT in excess of $400,000. Based on the agreement signed on December 31, 2003, Mr. Madison’s employment has been terminated. Beginning in 2004, Mr. Madison receives monthly bonus payments of $32,703 equal to 1/36th of the aggregate Madison Performance Bonus of $1,177,292 earned during the Madison Employment Term, subject to his adherence to the December 31, 2003 agreement. Interest accrues at the rate of 3.5% per annum on the declining principal balance. Mr. Madison is also subject to a non-compete agreement which continues during the term of Mr. Madison’s performance bonus payout term.

In September, 2005, inChord executed a Special Bonus Plan for designated inChord executives. The Special Bonus Plan is based upon prior service rendered by the executives to inChord and was to become effective immediately upon the closing of a sale of all or substantially all of the capital stock of inChord to a third party on or prior to September 1, 2006. The total potential bonus is $15 million and is based upon inChord achieving specified financial targets during 2005 through 2007. Based on the announcement of the expected sale of the Company (See Note 10) on September 6, 2005 and the probability of inChord attaining the specified financial targets an accrual of $7.5 million (50% of the total $15 million potential bonus) was recorded and is included as a long-term deferred compensation liability as of September 30, 2005 in the consolidated financial statements.

The current portion of all the Company’s deferred compensation agreements is as follows:

	(Unaudited)	December 31,
	September 30, 2005	2004	2003
Total	$10,192,007	$1,152,643	$1,663,079
Less current portion	(2,335,817)	(490,358)	(510,438)

Net long-term deferred compensation	$7,856.190	$662,285	$1,152,641

6.	RETAINED EARNINGS

Retained earnings at December 31, 1997 included $297,648 of C-Corporation earnings prior to the election under Subchapter S of the Internal Revenue Code.

7.	MAJOR CUSTOMERS

For the nine month periods ended September 30, 2005 and 2004, and the years December 31, 2004, 2003 and 2002, 50%, 53%, 52%, 63% and 56%, respectively, of the Company’s revenue was derived from four of its core customers. Accounts receivable for these customers comprised 33%, 23%, and 60%, of the Company’s total accounts receivable at September 30, 2005, December 31, 2004 and 2003, respectively. Although such concentrations are not unusual in the industry in which the Company operates, it is reasonably possible that the loss of one or more of these core customers would have a significant impact on operations.

8.	LEASES

The Company leases its office facilities, in part from Olde Worthington Road, LLC, a 50% investee, and also leases certain equipment. Total expense associated with these operating leases was approximately $3,546,805, $3,716,857, $5,110,274, $4,711,000 and $4,513,000 for the nine month periods ended September 30, 2005 and 2004, and the years ended December 31, 2004, 2003 and 2002, respectively. Future obligations under the primary terms (excluding building operating costs) of the Company’s long-term leases are:

December 31, 2004	Equipment	Facilities	Total

Year
2005	$1,920,161	$3,015,901	$4,936,062
2006	1,686,026	2,925,879	4,611,905
2007	1,034,739	2,895,879	3,930,618
2008	324,534	2,606,443	2,930,977
2009	29,436	2,036,313	2,065,749
Thereafter		2,037,489	2,037,489

Total	$4,994,896	$15,517,904	$20,512,800

September 30, 2005
2005	$479,141	$859,982	$1,339,123
2006	1,694,985	3,213,572	4,908,557
2007	1,037,867	3,176,702	4,214,569
2008	321,264	2,951,604	3,272,868
2009	45,658	2,390,798	2,436,456
Thereafter		2,037,489	2,037,489

Total	$3,578,915	$14,630,147	18,209,062

9. RELATED PARTY LEASES

On July 28, 1999, the Company entered into a lease with Olde Worthington Road LLC for the Company’s current headquarters facility in Westerville, Ohio. The Company is a 50% member in Olde Worthington Road LLC. The term of the lease is fifteen years, and expires on September 30, 2015 (subject to an early termination option effective as of September 30, 2010 in favor of inChord). The remaining annual base rents payable, monthly in advance, by the Company are as follows: 2005-2007—$1,013,650, 2008-2015—$1,110,650. In addition to the base rent, the lease requires inChord to pay additional rent to cover operating expenses for the building. The Company’s rent expense was $2,381,757, $2,731,567, $3,737,697, $3,336,307 and $3,124,043 for the nine month periods ended September 30, 2005 and 2004, and the years ended December 31, 2004, 2003 and 2002, respectively. Included in prepaid expenses at September 30, 2005, December 31, 2004 and 2003 is $124,235, $95,663 and $124,181, respectively, in connection with this lease.

10. SUBSEQUENT EVENTS

On October 5, 2005, 100% of inChord stock was purchased by Ventiv Health, Inc. (“Ventiv”), a publicly traded company headquartered in Somerset, NJ. The transaction was made pursuant to a definitive Acquisition Agreement, dated September 6, 2005. The total consideration consisted of approximately $193.8 million, including $177.2 million in net cash received and 500,496 in unregistered shares of common stock of Ventiv valued at $12.5 million. The purchase price also includes an earn-out provision pursuant to which inChord’s shareholders will become entitled to additional consideration, which may be material, if inChord achieves specified financial targets during 2005 through 2007. A portion of this additional consideration, may, at Ventiv’s option, be satisfied by the issuance of unregistered shares of Common Stock. As a result of the transaction, as of the purchase date, the legal form of inChord changed from an S-Corporation to a C-Corporation.

Just prior to the sale, inChord purchased the 100 minority shares of CHS in exchange for 40,000 shares of inChord giving inChord 100% ownership of CHS as of October 3, 2005. Additionally, inChord effected a pre-closing distribution of its 50% interest in Olde Worthington Road, LLC ($227,520) to the inChord Shareholders.

In connection with the anticipated sale of the Company, $4,000,000 in expenses were incurred by the Company and are included in accrued expenses at September 30, 2005. Such expenses were reimbursed by the inChord shareholders at the time of the Closing and therefore an equivalent shareholder receivable was recorded at September 30, 2005.

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